                            -SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        [X]    Filed by the Registrant

        [ ]    Filed by a party other than the Registrant

        Check the appropriate box:

        [ ]    Preliminary Proxy Statement

        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        [X]    Definitive Proxy Statement

        [ ]    Definitive Additional Materials

        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GETTY IMAGES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

        Payment of filing fee (Check the appropriate box):

        [X]    No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

               (4)    Proposed maximum aggregate value of transaction:

               (5)    Total fee paid:

        [ ]    Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)    Amount Previously Paid:

               (2)    Form, Schedule or Registration Statement No.:

               (3)    Filing Party:

               (4)    Date Filed:

                               GETTY IMAGES LOGO
                                                                   April 6, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Getty Images, Inc. ("Getty Images" or the "Company") which will be held at the headquarters of Getty Images, 701 North 34th Street, Suite 400, Seattle, Washington 98103, on May 8, 2001, at 2:30 p.m. We hope that you will be able to attend the Annual Meeting.

     Details of the business to be conducted at the Annual Meeting are presented in the attached Notice of Annual Meeting and Proxy Statement.

     At the Annual Meeting, you will be asked (i) to elect two (2) Class I Directors to serve three-year terms, and (ii) to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent accountants for the 2001 fiscal year.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date, and promptly return the enclosed Proxy in the enclosed postage-paid envelope. Returning the Proxy will not preclude you from voting in person at the meeting should you later decide to attend.

     Your management and the Board of Directors unanimously recommend that you vote FOR both of the nominees for Director and FOR the proposal to ratify the appointment of PricewaterhouseCoopers as independent accountants for the 2001 fiscal year.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ MARK H. GETTY

                                          Mark H. Getty
                                          Executive Chairman of the Board of
                                          Directors

                               GETTY IMAGES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Getty Images, Inc., a Delaware corporation (the "Company"), will be held at the headquarters of the Company, 701 North 34th Street, Suite 400, Seattle, Washington, on Tuesday, May 8, 2001 at 2:30 p.m., Pacific Standard Time, for the following purposes:

     1. To elect two (2) Class I Directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 27, 2001 are entitled to notice of, to attend and to vote at the Annual Meeting and any adjournment or postponement thereof. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ JEFFREY L. BEYLE
                                          Jeffrey L. Beyle
                                          Senior Vice President, General Counsel
                                          and Secretary

Seattle, WA
April 6, 2001

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               GETTY IMAGES, INC.
                         701 N. 34th Street, Suite 400
                               Seattle, WA 98103
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Getty Images, Inc., a Delaware corporation ("Getty Images" or the "Company"), from the holders (the "Stockholders") of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:30 p.m. on Tuesday, May 8, 2001, at the headquarters of Getty Images, located at 701 North 34th Street, Suite 400, Seattle, Washington.

     The purpose of the Annual Meeting is to consider and act upon the following proposals:

     1. To elect two (2) Class I Directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP
        ("PricewaterhouseCoopers") as independent accountants of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed Proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 are being mailed to the stockholders entitled to vote at the meeting on or about April 6, 2001.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     Stockholders of record as of the close of business on March 27, 2001 (the "Record Date") will be entitled to notice of, to attend and to vote at the Annual Meeting on the basis of one vote for each share held. At the close of business on the Record Date, the Company had 51,009,054 shares of Common Stock outstanding (the "Outstanding Common Stock") held of record by 183 stockholders.

VOTING AND SOLICITATION

     The presence at the Annual Meeting, in person or by Proxy, of Stockholders entitled to cast a majority of the votes entitled to be cast by all the Stockholders shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum, but will not be counted for purposes of determining the number of votes cast and therefore will not have any effect on the results of the votes on the proposals. The election of Directors (Proposal No. 1) requires a plurality of the votes cast on the matter at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers as independent accountants of the Company (Proposal No. 2) requires the affirmative vote of Stockholders holding a majority of the shares of Outstanding Common Stock present or represented by Proxy at the Annual Meeting. Under the

Delaware General Corporation Law ("DGCL"), holders of shares of Outstanding Common Stock will not be entitled to appraisal rights with respect to such shares with respect to either of the proposals.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. To assist in the solicitation process, the Company has engaged Corporate Investor Communications, Inc. to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

     This Proxy Statement is accompanied by a proxy card for use by the Stockholders. The shares of Outstanding Common Stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the Annual Meeting as indicated or, if no instructions are given, in favor of both of the nominees for Director (Proposal No. 1), in favor of the ratification of PricewaterhouseCoopers as independent accountants of the Company (Proposal No. 2), and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business that may come before the Annual Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms. Effective at the time of the Annual Meeting and until further action of the Board, the Board of Directors has set the number of members of the Board of Directors at six, two of which are designated as Class I Directors, two as Class II Directors and two as Class III Directors. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the term of the Class I Directors terminates on the date of the Annual Meeting. Accordingly, the Stockholders, voting as a class, have the right to elect two Directors to serve until the date of the annual meeting of Stockholders held in 2004 and until their respective successors are duly elected and qualified. The terms of the Class II and Class III Directors will terminate on the date of the annual meeting of Stockholders in the years 2002 and 2003, respectively.

     The Board of Directors has nominated James N. Bailey and Andrew S. Garb, the Class I Director nominees named below, to serve as Class I Directors to hold office until the annual meeting of Stockholders to be held in 2004 and until their respective successors are duly elected and qualified. Mr. Bailey and Mr. Garb are currently Class I Directors of the Company. The remaining four Directors named below will continue in office. The Board of Directors does not anticipate that either of these nominees will be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the Proxies will be voted for the election of such other person as is designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a Director and each Director continuing in office.

NOMINEES FOR CLASS I DIRECTORS

                                                                                              DIRECTOR
             NAME                AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS         SINCE
             ----                ---        ------------------------------------------        --------
James N. Bailey                  54    Mr. Bailey has been a Director since February 1998       1998
  (Class I)                            and served as a Director of Getty Communications plc,
                                       our predecessor, from September 1996 to February
                                       1998. Mr. Bailey co-founded Cambridge Associates LLC,
                                       an investment consulting firm, in May 1973 and serves
                                       as its Senior Managing Director. He also serves on
                                       the board of The Plymouth Rock Company, SRB
                                       Corporation, Inc., Direct Response Corporation,
                                       Coolidge Investment Company Inc., Homeowners Direct
                                       Company and a number of not-for-profit organizations,
                                       including the New England Aquarium.

Andrew S. Garb                   58    Mr. Garb has been a Director since February 1998 and     1998
  (Class I)                            served as Director of Getty Communications plc from
                                       May 1996 to February 1998. Mr. Garb also has served
                                       as a director of Getty Investments L.L.C. ("Getty
                                       Investments") and its predecessor, Getty Investment
                                       Holdings L.L.C., since 1993. Mr. Garb is a partner in
                                       the law firm of Loeb & Loeb LLP, and he was the
                                       firm's Managing Partner from 1986 to 1992.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF BOTH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

                                                                                              DIRECTOR
             NAME                AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS         SINCE
             ----                ---        ------------------------------------------        --------
Christopher H. Sporborg          61    Mr. Sporborg has been a Director since February 1998     1998
  (Class II)                           and served as a Director of Getty Communications plc
                                       from May 1996 to February 1998. From its inception in
                                       1993 until April 1996, he served as a Chairman of
                                       Getty Investment Holdings L.L.C. Mr. Sporborg held
                                       various positions at Hambros Bank Limited from 1962
                                       to 1998, including Deputy Chairman of Hambros PLC and
                                       Chairman of Hambros Insurance Services Group PLC.
                                       Among other positions, Mr. Sporborg is founder and
                                       Chairman of Hambros Countrywide Assured PLC. He is
                                       currently Chairman of Atlas Copco Holdings Ltd. and
                                       Racecourse Holdings Trust Ltd., and he is a Director
                                       of Lindsey Morden Group Inc.
Mark H. Getty                    40    Mr. Getty is a co-founder of Getty Images and has        1998
  (Class II)                           been our Executive Chairman since September 1998 and
                                       a Director since February 1998. Mr. Getty served as
                                       Co-Chairman from February 1998 until September 1998.
                                       He served as Executive Chairman of Getty
                                       Communications plc from April 1996 to February 1998.
                                       From March 1995 to April 1996, Mr. Getty served as
                                       the Joint Chairman of Getty Communications plc. In
                                       1993, Mr. Getty co-founded Getty Investment Holdings
                                       L.L.C. From 1990 to 1993, Mr. Getty worked in the
                                       corporate finance division of Hambros Bank Limited.
                                       Mr. Getty serves on the board of directors of Wisden
                                       Cricket Magazine Ltd., John Wisden & Co. Ltd., the
                                       National Gallery Company Ltd., and the National
                                       Gallery Board of Trustees, and he is the Chairman of
                                       Getty Investments.

                                                                                              DIRECTOR
             NAME                AGE        BUSINESS EXPERIENCE DURING PAST FIVE YEARS         SINCE
             ----                ---        ------------------------------------------        --------
Jonathan D. Klein                40    Mr. Klein is a co-founder of Getty Images and has        1998
  (Class III)                          been our Chief Executive Officer and a Director since
                                       February 1998. Mr. Klein served as Chief Executive
                                       Officer and as a Director of Getty Communications plc
                                       from April 1996 to February 1998. From March 1995 to
                                       April 1996, Mr. Klein served as the Joint Chairman of
                                       Getty Communications plc. In 1993, Mr. Klein
                                       co-founded Getty Investment Holdings L.L.C. From 1983
                                       to 1993, Mr. Klein held various positions in the
                                       corporate finance division of Hambros Bank Limited.
                                       Mr. Klein serves on the board of Getty Investments,
                                       ACT Theatre, The Accelerator Group Limited, and
                                       Click2learn.com, Inc.
Mark Torrance                    54    Mr. Torrance has been our non-executive Vice Chairman    1998
  (Class III)                          since September 1998 and a Director since February
                                       1998. From February 1998 until September 1998, Mr.
                                       Torrance served as our Co-Chairman. Mr. Torrance
                                       co-founded PhotoDisc, Inc. in 1992 and served as its
                                       Chairman of the Board and Chief Executive Officer
                                       from 1992 to February 1998. Prior to founding
                                       PhotoDisc, Inc., Mr. Torrance served as President of
                                       Muzak, Inc. from 1985 to 1987, and as President of
                                       Yesco from 1972 to 1985, both of which are foreground
                                       music distribution companies. Mr. Torrance also
                                       serves as a Director of the Washington Software
                                       Foundation, Atom Films Corporation and Vista
                                       Corporation.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during 2000. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year. The Company has no nominating committee of the Board of Directors.

     The Company has an Audit Committee that consists of Messrs. Bailey, Garb and Sporborg. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent accountants of the Company during the year. The members of the Audit Committee also meet regularly with the independent accountants to review the scope and results of the annual audit. The Audit Committee held six meetings during 2000.

     The Company also has a Compensation Committee that consists of Messrs. Bailey, Garb and Sporborg. The Compensation Committee reviews the compensation of the senior officers of the Company, including executive bonus plan allocations, and is responsible for the administration of the Getty Images, Inc. 1998 Stock Incentive Plan (the "Stock Incentive Plan"). The Compensation Committee held three meetings during 2000.

DIRECTOR COMPENSATION

     Members of the Board of Directors did not receive any cash compensation in connection with their service on the Board of Directors or any committee thereof during fiscal year 2000. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof. In 2000, Messrs. Bailey, Garb and Sporborg each received grants of options to purchase 15,000 shares of the Company's Common Stock as compensation for their service as Directors of the Company. These options were granted under the Stock Incentive Plan and are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter, and were granted with an exercise price equal to the average of the high and low prices of the Common Stock of the Company on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company during the last fiscal year served as a member of a compensation committee or as a director.

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

     Set forth below is certain information with respect to other current executive officers of Getty Images:

             NAME                AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
             ----                ---            ------------------------------------------
A. D. "Bud" Albers               37    Mr. Albers has been our Senior Vice President and Chief
                                       Technology Officer since October 1999. Prior to joining the
                                       Company, Mr. Albers was responsible for global technology
                                       strategies and architectures, as well as enterprise
                                       applications for Monsanto Corporation from November 1997 to
                                       October 1999. From April 1996 through November 1997, he was the subsidiary Vice President responsible for the
                                       technology, product management and professional services
                                       functions for Ameritech's Electronic Commerce Products
                                       Group. Mr. Albers held senior roles as Vice President of
                                       Advanced Research and Development and Vice President of
                                       Operations for NxTrend Technologies from May 1992 through
                                       April 1996.
Jeffrey L. Beyle                 39    Mr. Beyle has been Senior Vice President and General Counsel since November 2000. Prior to joining the Company, Mr. Beyle was General Counsel of Coca-Cola's Asia-Pacific Group in
                                       Hong Kong from April 2000 to October 2000. Prior to that,
                                       Mr. Beyle was Vice President of Legal and Business
                                       Development for Coca-Cola China Limited from May 1997 to
                                       April 2000, heading the legal and business development
                                       functions for Coca-Cola's operations in Greater China and, for several years, South Korea, North Korea and Micronesia.
                                       From July 1994 to May 1997, Mr. Beyle was Vice President of
                                       Legal for Coca-Cola China Limited, heading the legal
                                       function for Coca-Cola's operations in Greater China.
Nick Evans-Lombe                 34    Mr. Evans-Lombe has been Senior Vice President, Strategy and
                                       Corporate Development since February 1998 and served as the
                                       Director of Strategy and Corporate Development of Getty
                                       Communications plc from February 1996 to February 1998.
                                       Prior to joining Getty Communications plc in February 1996,
                                       Mr. Evans-Lombe held various positions in the corporate
                                       finance division at Hambros Bank Limited from 1989 to
                                       December 1995. At Getty Communications plc and Getty Images,
                                       he has been involved with strategy, business development and acquisitions.
John Hallberg                    44    Mr. Hallberg has been Senior Vice President and General
                                       Manager of Art.com since April 2000. Before that, Mr.
                                       Hallberg was Senior Vice President and General Manager,
                                       gettyone, Americas from July 1999 to April 2000 and
                                       President of Tony Stone Images North America from October
                                       1998 to July 1999. From September 1996 to October 1998, Mr.
                                       Hallberg served as Senior Vice President of Worldwide
                                       Marketing for Encyclopedia Britannica. From January 1995
                                       until September 1996, he served as Senior Vice President of
                                       Client Services for Information Resources, Inc. Prior to
                                       that time, he held various executive positions at General
                                       Mills.
Elizabeth J. Huebner             43    Ms. Huebner has been Senior Vice President and Chief
                                       Financial Officer since October 2000. Prior to joining the
                                       Company, Ms. Huebner was Executive Vice President and Chief
                                       Financial Officer for Primus Knowledge Solutions, Inc. from
                                       August 1998 to August 2000. Before that, Ms. Huebner was
                                       Vice President and Chief Financial Officer of Fluke
                                       Corporation from March 1996 to July 1998. Before joining
                                       Fluke, Ms. Huebner was with AT&T Wireless (formerly McCaw
                                       Cellular) from 1989 to 1996, where she served as Vice
                                       President, Finance for their Western region from 1992 until
                                       1996.

             NAME                AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
             ----                ---            ------------------------------------------
N. William O'Neill               44    Mr. O'Neill has been the Senior Vice President of Human
                                       Resources since April 2000. Prior to joining the Company,
                                       Mr. O'Neill served as the Vice President of Human Resources and Learning for Coca-Cola China Limited from April 1998 to
                                       March 2000 where he was responsible for all human resources activities for China, Hong Kong, Taiwan and South Korea.
                                       Prior to that, Mr. O'Neill worked for Motorola, Inc. for
                                       fifteen years, including positions as the Vice President of
                                       Human Resources for their worldwide Paging Products Group
                                       from 1994 to 1997, and Director of Human Resources
                                       Motorola's Asia Pacific region from 1992 until 1994, as well as Regional Director of Human Resources for Motorola Japan
                                       from 1988 to 1992. Mr. O'Neill also has worked with various leading high technology companies including United
                                       Technologies Corporation -- Mostek Semiconductor and
                                       Electronic Data Systems (EDS).
Sally von Bargen                 52    Ms. Von Bargen has been Senior Vice President and Director of Marketing since February 2001. Prior to that, Ms. von
                                       Bargen was the President of our Creative Professional
                                       Division from July 1999 to February 2001. Ms. von Bargen
                                       served as President of PhotoDisc, Inc. from February 1998 to
                                       July 1999 and served as its Senior Vice President of Sales and Service from March 1997 to February 1998. Ms. von Bargen served as a director of PhotoDisc, Inc. from 1992 to August
                                       1996, and as an advisor and consultant to the chief
                                       executive officer and president from September 1995 to March
                                       1997. She was also a senior management consultant with
                                       Satellite Market Resources from December 1993 to December
                                       1995.
Warwick Woodhouse                49    Mr. Woodhouse has been Senior Vice President, Operations and
                                       Logistics since September 2000 and had previously been
                                       Senior Vice President, Planning since February 1998. He
                                       served as Group Planning Director of Getty Communications
                                       plc from October 1996 to February 1998. From early 1996
                                       until October 1996, Mr. Woodhouse was Executive Director of
                                       Strategic Development of Rennies Travel Pty, a travel and
                                       travel-related services company. During 1995, he was an
                                       Associate Partner at PA Consulting Group, a London-based
                                       international management consulting firm. From 1990 to 1995,
                                       Mr. Woodhouse held various executive positions at the Thomas
                                       Cook Group Ltd., a travel and travel-related services
                                       company.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers, certified public accountants, served as independent accountants of the Company for the fiscal year ended December 31, 2000. The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2001 and to perform other appropriate accounting services. A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers as the Company's independent accountants. A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if the representative so desires and to respond to appropriate questions from the Stockholders. If the Stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as Proxies will have discretionary authority to vote the shares represented by the accompanying Proxy in accordance with their own judgment.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of shares of the Company's Common Stock as of March 1, 2001 for (i) each person who is known by the Company to own beneficially more than 5% of the shares of Outstanding Common Stock, (ii) each Director of the Company,
(iii) each of the executive officers of the Company named in the Summary Compensation Table of this Proxy Statement, and (iv) by all directors and executive officers of the Company as a group.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                                  PERCENT
                         NAMES                            NUMBER OF SHARES(1)    OF CLASS
                         -----                            -------------------    ---------
Getty Investments.......................................      10,755,247(2)        21.09
Pilgrim Baxter & Associates Ltd. .......................       4,077,000            8.00
Waddell & Reed Investment Management Company............       3,772,950            7.40
Mark Torrance...........................................       2,543,680(3)         4.94
Mark H. Getty...........................................       2,093,879(4)         3.99
Jonathan D. Klein.......................................       1,407,279(5)         2.71
Sally von Bargen........................................         139,190(6)            *
Stephen M. Powell.......................................          41,563(7)            *
A.D. "Bud" Albers.......................................          37,500(8)            *
John Hallberg...........................................          27,792(9)            *
Andrew S. Garb..........................................          10,000               *
Christopher H. Sporborg.................................             800               *
James N. Bailey.........................................               0               *
Christopher J. Roling...................................               0               *
All Executive Officers and Directors as a group (16
  persons)..............................................       6,531,540(10)       12.02

---------------
  *  Less than 1%

 (1) Beneficial ownership represents sole or shared voting and investment power and is defined by the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. Getty Images had 50,991,925 shares of Outstanding Common Stock as of March 1, 2001. To the Company's knowledge, the only stockholders who beneficially owned more than 5% of the shares of Outstanding Common Stock as of March 1, 2001, were Getty Investments, Pilgrim Baxter & Associates Ltd., and Waddell & Reed Investment Management Company.

 (2) Includes shares beneficially owned or deemed to be owned beneficially by Getty Investments as follows: 622,602 shares held by the October 1993 Trust, to which Getty Investments shares voting power with Mr. Getty pursuant to the Getty Parties Shareholders' Agreement; 512,602 shares held by Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement (the "Klein Family Trust"), to which Getty Investments shares voting power with Mr. Klein pursuant to the Getty Parties Shareholders' Agreement; and 9,620,043 shares held directly by Getty Investments. The address of Getty Investments is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.

 (3) Includes 550,000 shares of Common Stock issuable upon exercise of outstanding options and shares beneficially owned or deemed to be owned beneficially by Mr. Torrance as follows: 1,337,921 held by PDI, L.L.C., a Washington limited liability company, 67,500 held by The Mark Torrance Foundation, and 588,259 shares held directly by Mr. Torrance. Mr. Torrance's business address is 3004 Webster Pointe Rd. NE, Seattle, WA 98105.

 (4) Includes 1,471,277 shares of Common Stock issuable upon exercise of outstanding options and shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by October 1993 Trust, to which Mr. Getty shares voting power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement. Mr. Getty is Chairman of Getty Investments.

 (5) Includes 893,777 shares of Common Stock issuable upon exercise of outstanding options and shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 512,602 shares held by the Klein Family Trust, to which Mr. Klein shares voting power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement, and 900 shares held by Mr. Klein's children, for which Mr. Klein disclaims beneficial ownership. Mr. Klein is one of six directors of Getty Investments.

 (6) Includes 109,625 shares of Common Stock issuable upon exercise of outstanding options.

 (7) Consists of 41,563 shares of Common Stock issuable upon exercise of outstanding options.

 (8) Consists of 37,500 shares of Common Stock issuable upon exercise of outstanding options.

 (9) Consists of 27,792 shares of Common Stock issuable upon exercise of outstanding options.

(10) Includes 3,357,601 shares of Common Stock issuable upon exercise of outstanding options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images or Getty Communications plc, our predecessor, in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998 by our Chief Executive Officer, our four other most highly compensated executive officers and additional officers for whom disclosures would have been provided but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE (1)

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                        ------------
                                                  ANNUAL COMPENSATION    SECURITIES
                                                  -------------------    UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(7)    OPTIONS(#)    COMPENSATION(8)
       ---------------------------         ----   --------   --------   ------------   ---------------
Jonathan D. Klein........................  2000   $463,177   $500,000     400,000         $525,269(9)
  Chief Executive Officer                  1999    355,976    224,250      15,000          194,356
                                           1998    356,982    224,750     675,000           79,832
Mark H. Getty............................  2000    481,292    500,000     400,000           71,208(10)
  Executive Chairman                       1999    343,904    224,250      15,000           97,375
                                           1998    303,129    245,000     675,000           79,832
Sally von Bargen(2)......................  2000    344,551    162,500           0            1,633(11)
  Senior Vice President, Marketing         1999    235,365     75,000     110,000           11,692
                                           1998    187,789     57,000      65,000            7,331
A.D. "Bud" Albers(3).....................  2000    248,542    137,500      50,000            2,646(12)
  Senior Vice President and                1999     44,128     17,000     100,000           44,000
  Chief Technology Officer                 1998         --         --          --               --
John Hallberg(4).........................  2000    272,917     78,000      30,000            4,219(13)
  Senior Vice President, Art.com           1999    230,108     89,000      25,000            4,480
                                           1998     42,689          0      20,000           10,000
Stephen M. Powell(5).....................  2000    249,059     81,000           0                0
  Director of Sports Industry Relations    1999    239,080     78,625      90,000           29,464
                                           1998    213,628     14,429           0           35,295
Christopher J. Roling(6).................  2000    169,590     82,500           0          168,811(14)
  Former Chief Financial Officer           1999    205,061    132,000     115,000           93,035
                                           1998         --         --          --               --

---------------
 (1) The cash compensation paid to Mark Getty and Stephen Powell during 2000, 1999 and 1998, to Jonathan Klein for part of 1999 and all of 1998, and to Nick Evans-Lombe for part of 2000 and all of 1999 and 1998 was paid in pounds sterling and has been converted into U.S. dollars on an annual average basis. The exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 2000, 1999 and 1998 were $1.50, 1.62 and 1.66, respectively.

 (2) Ms. von Bargen became an executive officer on February 9, 1998 in connection with our acquisition of PhotoDisc, Inc.

 (3) Mr. Albers became an executive officer in October 1999 when he joined the Company.

 (4) Mr. Hallberg became an executive officer in July 1999 when he became Senior Vice President and General Manager, gettyone.

 (5) Mr. Powell became an executive officer on February 10, 1998 in connection with our acquisition of Allsport Photographic plc. Mr. Powell assumed the position of Director of Sports Industry Relations and ceased being an executive officer of the Company on November 28, 2000.

 (6) Mr. Roling became an executive officer in January 1999. Mr. Roling resigned from his position with the Company with effect from May 10, 2000.

 (7) The amounts disclosed in the bonus column were awarded under our Executive Bonus Plan for the years ended December 31, 1998, December 31, 1999 and December 31, 2000. The bonus amounts shown for 2000 in respect of the Named Executive Officers were not approved by the Compensation Committee until February 8, 2001 and were not actually paid until March 2001, the only exception being Christopher Roling who received his bonus payment on June 30, 2001, pursuant to the terms of his Separation Agreement of May 3, 2000. These executives were not entitled to any minimum bonus amounts in 2000 under the terms of their respective employment agreements.

 (8) The amounts disclosed in this column include contributions by the Company to the Getty Images, Inc. 401(k) Profit Sharing Plan ("401(k) Plan") and our subsidiaries' 401(k) and other defined contribution pension plans and other miscellaneous benefits as described in the footnotes below.

 (9) Includes $92,635 in lieu of monthly contributions to a pension plan scheme, $46,318 in respect of a foreign service allowance, $71,000 as a cost of living allowance, $141,259 in respect of a tax gross-up, $50,651 for motor vehicle lease costs and related expenses, $53,051 in return flights to the United Kingdom for Mr. Klein and his family, and $70,354 in other expenses.

(10) Includes $58,600 cash in lieu of monthly contributions to a pension plan scheme, and $12,608 for motor vehicle lease costs and related expenses.

(11) Represents $1,633 contributed by the Company to the 401(k) Plan.

(12) Represents $2,646 contributed by the Company to the 401(k) Plan.

(13) Represents $4,219 contributed by the Company to the 401(k) Plan.

(14) Includes $37,919 as a living allowance, $3,705 for motor vehicle costs and related expenses, $46,500 in travel reimbursement and $50,000 as payment for consultancy services pursuant to his Separation Agreement of May 3, 2000, $27,500 as cash in lieu of accrued vacation time, and $3,187 contributed by the Company to the 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted to the Named Executive Officers during fiscal year 2000 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION FOR
                           NUMBER OF        PERCENT OF TOTAL                                  OPTION TERM(1)
                           SECURITIES           OPTIONS        EXERCISE                 --------------------------
                           UNDERLYING          GRANTED TO      PRICE PER   EXPIRATION   FIVE PERCENT   TEN PERCENT
        NAME           OPTIONS GRANTED(2)      EMPLOYEES         SHARE        DATE           5%            10%
        ----           ------------------   ----------------   ---------   ----------   ------------   -----------
Jonathan D. Klein....       400,000               8.6%          $28.63       5/24/10     $7,202,101    $18,251,539
Mark H. Getty........       400,000               8.6            28.63       5/24/10      7,202,101     18,251,539
Sally von Bargen.....             0                 0               --            --             --             --
A.D. Bud Albers......        25,000               0.5            40.41       8/28/10        635,341      1,610,078
                             25,000               0.5            24.78      10/11/10        389,600        987,323
John Hallberg........        30,000               0.6           $31.07        4/6/10        586,193      1,485,527
Stephen M. Powell....             0                 0               --            --             --             --
Christopher J.
  Roling.............             0                 0               --            --             --             --

---------------
(1) The value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(2) These options granted under the Stock Incentive Plan are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter. Under the Stock Incentive Plan, the options were granted with an exercise price equal to the average of the high and low prices of the Common Stock of the Company on the date of grant.

AGGREGATE OPTION EXERCISES IN 2000 AND VALUES AT YEAR-END 2000

     The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2000, and the number and aggregate dollar value of unexercised options held at the end of 2000:

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            SHARES                         DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                           EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                          -----------   -----------   -----------   -------------   -----------   -------------
Jonathan D. Klein.......    577,500     $15,809,535      832,110       604,375      $11,532,842    $3,997,759
Mark H. Getty...........         --              --    1,409,610       604,375       24,237,842     3,997,759
Sally von Bargen........         --              --       95,043        88,124        1,174,504       931,020
A.D. "Bud" Albers.......         --              --       29,167       120,833          243,253       771,247
John Hallberg...........      2,000          56,940       16,541        58,459          279,321       480,429
Stephen M. Powell.......         --              --       34,062        55,938          358,522       611,428
Christopher J. Roling...     44,271         708,379            0             0               --            --

---------------
(1) Values are calculated for options that are "in-the-money" by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 29, 2000 (the last trading day of the year), which was $32.00.

(2) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of such agreements are set forth in the following paragraphs.

     Employment Agreement with Jonathan D. Klein. On June 1, 1999, the Company entered into an employment agreement with Mr. Klein that superseded the prior employment agreements between the parties. The 1999 employment agreement is for a term commencing on June 1, 1999 and continuing until June 1, 2001. Thereafter, the term will continue until either party provides the other with at least twelve months' notice of its intent to terminate the agreement.

     Under the agreement, as the Chief Executive Officer of Getty Images, Mr. Klein initially received an annual base salary of $373,750 (which could be increased from time to time) and was eligible under the Company's bonus plan to earn up to 60% of his base salary as a bonus in each calendar year during the term. On January 25, 2000, the Compensation Committee approved a bonus for Mr. Klein for 1999 in the amount of $224,250. At a Compensation Committee meeting held on April 28, 2000, the Board of Directors approved an amendment to Mr. Klein's employment agreement dated April 1, 2000, which increased Mr. Klein's annual salary to $500,000. On February 8, 2001, the Compensation Committee approved an increase in his bonus eligibility to 100% of annual salary for fiscal year 2000. Further, the Compensation Committee approved a bonus for Mr. Klein for fiscal year 2000 in the amount of $500,000. Mr. Klein's employment agreement also provides him with certain other benefits, such as reimbursement of relocation expenses, a supplemental pension program, a foreign service allowance, a cost of living allowance and other welfare and fringe benefits.

     In the event that Mr. Klein is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Stock Incentive Plan), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Klein and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Klein would constitute "excess parachute payments" within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Mark H. Getty. Effective February 9, 1998 , Getty Communications plc entered into an employment agreement with Mark H. Getty, pursuant to which Mr. Getty agreed to serve as the Co-Chairman (now serving as Executive Chairman) of the Board of Directors of Getty Images for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent to terminate the agreement, provided that neither party could provide the other with a notice of termination prior to February 9, 2001.

     Under the agreement, Mr. Getty initially received an annual base salary of $275,000 (which could be increased from time to time) and was eligible under the Company's bonus plan to earn up to 50% of his base salary as a bonus in each calendar year during the term. On February 8, 1999, the Compensation Committee approved an increase in Mr. Getty's salary to $325,000 per year and an increase in his bonus eligibility to 60% of annual salary, beginning in fiscal year 1999. Further, the Compensation Committee approved a bonus for Mr. Getty for 1998 in the amount of $245,000. At a Compensation Committee meeting held on April 9, 1999, the Board of Directors approved an increase in Mr. Getty's annual salary to $373,750. On January 25, 2000, the Compensation Committee approved a bonus for Mr. Getty for 1999 in the amount of $224,250. At a Compensation Committee meeting held on April 28, 2000, the Board of Directors approved an increase in Mr. Getty's annual salary to $500,000. On February 8, 2001, the Compensation Committee approved an increase in his bonus eligibility to 100% of annual salary for fiscal year 2000. Further, the Compensation Committee approved a bonus for Mr. Getty for fiscal year 2000 in the amount of $500,000. Mr. Getty's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     In the event that Mr. Getty is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Getty would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Sally von Bargen. Effective February 9, 1998, PhotoDisc, Inc. ("PhotoDisc") entered into an employment agreement with Sally von Bargen, pursuant to which Ms. von Bargen agreed to serve as the Co-President (later serving as President) of PhotoDisc for a term commencing on February 9, 1998 and continuing until either party provided the other with at least six months' written notice of its intent to terminate the agreement. Currently Ms. von Bargen serves as the Senior Vice President, Marketing for the Company.

     During the term of the agreement, Ms. von Bargen initially received a base salary of $190,000 (which could be increased from time to time) and participated in the Company's bonus plan pursuant to which she had the opportunity to earn up to 30% of her base salary as a bonus in each calendar year during the term. At a Board Meeting held on April 9, 1999, the Board of Directors approved an increase in Ms. von Bargen's annual salary to $235,000. On March 1, 2000, the Company entered into a new employment agreement with Ms. von Bargen. During the term of this agreement, Ms. von Bargen receives a base salary of $325,000 (which may be increased from time to time). This agreement also provided for an annual salary rate of $275,000 to be applied retroactively from July 16, 1999 through February 29, 2000. This agreement allows Ms. von Bargen to participate in the Company's bonus plan pursuant to which she again has the opportunity to earn up to 30% of her base salary as a bonus in each calendar year during the term. On February 8, 2001, the Compensation Committee granted an increase in her bonus eligibility to 50% of annual salary for fiscal year 2000 and approved a bonus for Ms. Von Bargen for fiscal year 2000 in the amount of $162,500. Ms. von Bargen's employment agreement also provides her with certain other benefits and perquisites.

     In the event that Ms. von Bargen is terminated without "cause" or resigns for "good reason" (as each such term is defined in her employment agreement), she will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to her base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. In the event that any of the payments to be made to Ms. von Bargen would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of her parachute payments will be reduced to $1.00 less than three times Ms. von Bargen's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with A.D. "Bud" Albers. Effective October 11, 1999, the Company entered into an employment agreement with Bud Albers, pursuant to which Mr. Albers agreed to serve as the Senior Vice President and Chief Technology Officer of the Company for a term commencing on October 11, 1999 and continuing for an initial period of 12 months and terminable thereafter by either party giving to the other at least one month's written notice of its intent to terminate the agreement.

     During the term of the agreement, Mr. Albers initially received a base salary of $220,000 (which could be increased from time to time) and was eligible to participate in the Company's bonus plan pursuant to which he had the opportunity to earn up to 30% of his base salary as a bonus in each calendar year during the term. Effective November 1, 2000, Mr. Albers' salary was increased to $275,000. On May 25, 2000, Mr. Albers' employment agreement was amended to reflect an increase in his bonus eligibility to 40% of annual salary, beginning in fiscal year 2000. On February 8, 2001, the Compensation Committee granted an increase in his bonus eligibility to 50% of annual salary for fiscal year 2000 and approved a bonus for Mr. Albers for fiscal year 2000 in the amount of $137,500. Mr. Albers' employment agreement also provides him with certain other benefits and perquisites.

     In the event that Mr. Albers is terminated without "cause" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. In the event that any of the payments to be made to Mr. Albers would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Albers' "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with John Hallberg. On October 26, 1998, the Company entered into an employment agreement with John Hallberg, pursuant to which Mr. Hallberg agreed to serve as President of Tony Stone Images North America. Mr. Hallberg now serves as Senior Vice President, Art.com. During the term of the agreement, Mr. Hallberg could received a base salary of $230,000, which could be increased from time to time. The Company entered into a new employment agreement with Mr. Hallberg commencing on April 10, 2000 and continuing until it is terminated by either party giving to the other at least one month's notice, provided that neither party could provide the other with a notice of termination prior to March 1, 2001. During the term of this agreement, Mr. Hallberg received a base salary of $260,000 (which may be increased from time to time). This agreement allows Mr. Hallberg to participate in the Company's bonus plan pursuant to which he has the opportunity to earn up to 30% of his base salary as a bonus in each calendar year during the term. Mr. Hallberg's agreement also provides him with certain other benefits and prerequisites.

     In the event that Mr. Hallberg is terminated without "cause" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. In the event that any of the payments to be made to Mr. Hallberg would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Hallberg's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Stephen Powell. Effective February 9, 1998, Allsport Photographic plc entered into an employment agreement with Stephen Powell, pursuant to which Mr. Powell agreed to serve as Chief Executive Officer of the Allsport Group for a term commencing on the February 9, 1998 and continuing for an initial period of 24 months and terminable thereafter by either party giving to the other at least twelve months' written notice of its intent to terminate the agreement.

     During the term of the agreement, Mr. Powell initially received a base salary of L120,750 ($195,615 using an assumed exchange rate of $1.62) (as could be increased from time to time by the Company) and was entitled to participate in the Company's bonus plan on such terms as the Company could in its absolute discretion decide. At a Board Meeting held on April 9, 1999, the Board of Directors approved an increase in Mr. Powell's annual salary to $227,330. Mr. Powell's employment agreement also provided him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits. On November 28, 2000, Mr. Powell's employment agreement was amended, whereby he assumed the position of Director of Sports Industry Relations at a new salary of L48,000 ($71,784 using an assumed exchange rate of $1.50) for a term of 36 months, and he ceased being an executive officer of the Company. On February 8, 2001, the Compensation Committee approved a bonus for Mr. Powell for fiscal year 2000 in the amount of $80,757.

     Agreements with Christopher Roling. Effective July 1, 1999, the Company entered into an employment agreement with Christopher Roling, pursuant to which Mr. Roling agreed to serve as the Chief Financial Officer of Getty Images for a term commencing on July 1, 1999 and continuing until it is terminated by either party giving to the other at least six months' notice, provided that neither party could provide the other with a notice of termination prior to July 1, 2000.

     During the term of the agreement, Mr. Roling initially received a base salary of $220,050 (as could be increased from time to time) and participated in the Company's bonus plan pursuant to which he had the opportunity to earn between 20% and 50% of his base salary as a bonus in each calendar year during the term. On February 1, 2000, Mr. Roling's employment agreement was amended to reflect an increase in Mr. Roling's annual salary to $275,000. Mr. Roling's employment agreement also provided him with reimbursement of relocation expenses, and certain other welfare and fringe benefits. In the event that Mr. Roling was terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement) prior to July 1, 2000, he would continue to receive (in addition to amounts accrued and unpaid) his base salary through July 1, 2000. In the event that any of the payments to be made to Mr. Roling would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments would be reduced to $1.00 less than three times Mr. Roling's "base amount" (as defined under Section 280G of the Code).

     On May 3, 2000, the Company entered into a Separation Agreement with Mr. Roling, pursuant to which Mr. Roling agreed to resign as Chief Financial Officer of Getty Images with effect from May 10, 2000. Under this agreement, Mr. Roling continued to be paid through July 1, 2000, and he received other welfare and fringe benefits until that time. Mr. Roling continued to serve in a consultancy capacity until December 31, 2000 for which he was paid $50,000 and received a pro rata bonus in the amount of $82,500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Stockholders' Agreement. The Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) have entered into a Stockholders' Agreement dated as of February 9, 1998, as amended (the "Stockholders' Agreement"), which, among other things, provides for representation on the Company's Board of Directors and limits the rights of the parties thereto to transfer their respective shares of Common Stock. Certain provisions of the Stockholders' Agreement are described below. The "Getty Group" refers collectively to Getty Investments, Mr. Mark H. Getty, Mr. Jonathan D. Klein, the Klein Family Trust, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) and the October 1993 Trust (a trust established by Mr. Getty). The "Torrance Group" refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (Torrance) and certain of their family members. The Getty Group together with the Torrance Group are collectively the "Significant Stockholders".

     Pursuant to the Stockholders' Agreement, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder's shares of Common Stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders' Agreement; (iii) subject to the arrangements within their respective "Group", pursuant to a registered public offering of shares of Common Stock in which, to the knowledge of such significant stockholder, no person or "Group" will purchase more than 5% of the then outstanding shares of Common Stock; or (iv) subject to any arrangements within their respective "Group", sales within the Rule 144 volume limitation, or in a cashless exercise of options. A "Permitted Transferee" is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of Common Stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group or the Torrance Group, as the case may be; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

     If any Significant Stockholder (a "Prospective Seller") receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a "Stockholders' Agreement Third Party"), a bona fide offer to purchase any or all of such Prospective Seller's shares of Common Stock (the "Offered Stock") and such Prospective Seller intends to sell the Offered Stock to such Stockholder's Agreement Third Party, the Prospective Seller must provide written notice (the "Offer Notice") of such offer to Getty Images and the other Significant Stockholders constituting the Significant Stockholders' "Group" in which the Prospective Seller does not belong. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of Common Stock at which the sale to the Stockholders' Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders' Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice or (ii) an accepting party fails to consummate the purchase of the Offered Stock and neither Getty Images nor the other Significant Stockholders who received the Offer Notice are prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

     Each of the Torrance Group and Getty Group will have the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it shall also have the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as either Mark Torrance or Mark Getty is the Chairman or Co-Chairman of the Board, such rights shall not be in effect.

     The obligations and rights of the Significant Stockholders relating to the rights of first refusal and right to nominate one director will terminate when the Getty Group or the Torrance Group, as the case may be, and any of such Group's Permitted Transferees, collectively beneficially own fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares of Common Stock as is equal to two percent of the then outstanding shares of Common Stock.

     The Registration Rights Agreements. In connection with the consummation of the merger of the businesses of Getty Communications plc and PhotoDisc, Inc. (the "Transactions"), Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the "PDI Shareholders") and a second with Getty Investments. Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Shareholders (the "PDI Registration Rights Agreement"), the PDI Shareholders, subject to the terms and conditions set forth in the PDI Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Shareholders' shares of Common Stock (a "PDI Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. The PDI Shareholders have a total of five Demand Rights, provided that the PDI Shareholders may not require the Company to file a registration statement on a "long form" on more than three occasions. In addition to their PDI Demand Rights, the PDI Shareholders have the right to have any or all of their shares of Common Stock included in any registration by Getty Images with respect to an offering of Common Stock (a "PDI Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Shareholders' shares of the Common Stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the PDI Registration Rights Agreement.

     Pursuant to the terms of the Registration Rights Agreement between Getty Images and Getty Investments (the "Getty Investments Registration Rights Agreement"), Getty Investments, subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments' shares of Common Stock (a "Getty Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments has five Getty Demand Rights. In addition to their Getty Demand Rights, Getty Investments has the right to have any or all of their shares of Common Stockholder included in any registration by Getty Images with respect to an offering of Common Stock (a "Getty Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of
(i) the date that all of the shares of Common Stock held by Getty investments can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

     The Getty Investments Registration Rights Agreement was amended on November 22, 1999 to include the right to register an additional 1,579,353 shares of Common Stock that were acquired by Getty Investments on November 22, 1999.

     In addition to the registration rights described above, upon the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications plc and PhotoDisc, Inc. with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective shareholders, including, in the case of PhotoDisc, Inc. certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications plc, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Anthony Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

     Getty Parties Shareholders' Agreement. Getty Images, Getty Investments, Mark Getty, Jonathan Klein, the October 1993 Trust and the Klein Family Trust (as assigned from Crediton Limited) have entered into a Shareholders' Agreement with respect to their ownership of shares of Common Stock (the "Getty Parties Shareholders' Agreement"), dated February 9, 1998, as amended. Certain provisions of the Getty Parties Shareholders' Agreement are described below.

     The Getty Parties Shareholders' Agreement provides that all the Common Stock held by the parties thereto (other than the Company, Mark Getty and Jonathan Klein) will be voted as directed by the board of directors of Getty Investments. Before transferring shares (other than certain permitted transfers to affiliates or family members who, as a condition of such permitted transfer, must agree to be bound by the terms of the Getty Parties Shareholders' Agreement), the parties (other than the Company) must first offer such shares to the other parties. The price at which such shares must be offered is either the price that another purchaser is willing to pay for such shares or, in the event of a transfer pursuant to an exercise of registration rights, the average closing market price of the shares of Common Stock over the preceding ten business days. In the event that these rights of first refusal are not exercised with respect to all shares of Common Stock offered for sale, then the transferring shareholder may proceed with the proposed sale of shares.

     In the Getty Parties Shareholders' Agreement, the October 1993 Trust and the Klein Family Trust have each agreed to retain at least 311,301 shares of Common Stock until July 8, 2001 and thereafter to retain at least 155,651 for an additional two years, provided, however, that the October 1993 Trust and the Klein Family Trust may sell shares in the event that (i) Mr. Mark Getty (in the case of the October 1993 Trust) or Mr. Jonathan Klein (in the case of the Klein Family Trust) ceases to be employed by the Company or any of its subsidiaries, or (ii) Getty Investments and its members cease at any time to hold at least 7% of the then outstanding shares of Common Stock. In addition, if Getty Investments or any of its members sells any shares of Common Stock, the October 1993 Trust and the Klein Family Trust will be permitted to sell the same proportion of their shares of Common Stock that are subject to this sale restriction as the number of shares of Common Stock sold by Getty Investments bears to its total number of shares of Common Stock. The Getty Parties Shareholders' Agreement provides that each of the October 1993 Trust and the Klein Family Trust will, in consideration of its participation under such agreement, receive an annual fee from Getty Investments in July 2001 of L30,147 and L104,439 ($45,220 and $156,659, respectively, using an assumed exchange rate of $1.50), and will be entitled to a final payment of such amounts in July 2002, subject to certain inflation adjustments in each year.

     The Getty Parties Shareholders' Agreement also provides that each of the October 1993 Trust and the Klein Family Trust have the right to nominate a director to the board of directors of Getty Investments (the "Getty Investments Board"). Such parties have nominated Mr. Getty and Mr. Klein to the Getty Investments Board. The October 1993 Trust also has the right to nominate the chairman of the Getty Investments Board. The October 1993 Trust has appointed Mr. Getty as Chairman of Getty Investments.

     Getty Investments has agreed in the Getty Parties Shareholders' Agreement that, subject to certain exceptions, it will not operate or own or control any other business in the visual content industry.

     The Getty Parties Shareholders' Agreement expires on July 7, 2003, but may be terminated early with respect to a party (or its permitted transferees) who ceases to be a stockholder of Getty Images. The Getty Parties Shareholders' Agreement terminates for all parties if the parties to the agreement cease to own beneficially fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares as is equal to two percent or less of the then outstanding shares of Common Stock.

     Getty Investments Company Agreement. Getty Investments is a limited liability company organized in the State of Delaware and is governed by a limited liability company agreement among four various Getty family trusts (the "Getty Trusts") and Transon Limited (as assignee of 525 Investments Limited) (the "Getty Investments Company Agreement"). As of March 1, 2001, the membership interests of the Getty Trusts in Getty Investments were held as to 42.36% by the Cheyne Walk Trust, as to 18.75% by the Ronald Family Trust A, as to 15.68% by the Ronald Family Trust B and as to 12.5% by the Gordon P. Getty Family Trust. The remaining 10.71% interest was held by Transon Limited. The four Getty Trusts resulted from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. Two of the four trustees of the Cheyne Walk Trust are also two of the three trustees of the Ronald Family Trust B, and one of the two trustees of the Ronald Family Trust A is also one of the three trustees of the Ronald Family Trust B. The life income beneficiaries of the four Getty Trusts referred to above are children of J.P. Getty, and the remainder beneficiaries are his grandchildren (including Mr. Mark Getty) and other descendants. Transon Limited is a company owned by Sir Paul Getty, one of the children of J.P. Getty. Mr. Mark Getty is the son of Sir Paul Getty.

     The Getty Investments Company Agreement provides that the Getty Investments Board consists of six directors. One director is appointed by each of the four Getty Trusts. In addition, the members of Getty Investments have agreed to appoint one person nominated by each of the October 1993 Trust and the Klein Family Trust. The members also agree to appoint the director nominated by the October 1993 Trust as the Chairman of the Board of Getty Investments. Mr. Getty has been appointed a director and chairman by the October 1993 Trust and Mr. Klein has been appointed a director by the Klein Family Trust. Decisions at meetings of the Getty Investments Board require the approval (at a meeting or in writing) of a majority of directors. Of the six members of the Getty Investments Board, three (Mr. Getty, Mr. Klein and Mr. Garb) are also directors of Getty Images. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments Board.

     Getty Trademarks. Getty Images, directly or through its subsidiaries, has trademark registrations and applications for the trademarks and trademark applications in respect of the names Getty Communications and Hulton Getty, and derivatives thereof (including the name "Getty Images") and the related logos (together, the "Getty Trademarks"). Getty Images and Getty Investments have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Trademarks. Upon such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

     Indemnification. Getty Images has agreed to indemnify Getty Investments and its members for liabilities arising in connection with the merger of the business of Getty Communications plc and PhotoDisc, Inc. as well as various securities offerings by the Company. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in the Company's Bylaws and Amended and Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Torrance Lease. PhotoDisc, Inc. and the Marshall Building LLC, an entity of which Mr. Torrance is the owner, have entered into a lease under which PhotoDisc, Inc. leases the majority of the Marshall Building (46,957 total square feet). This lease has a term of five years and four months (which may be extended for a further five years at the option of PhotoDisc, Inc.) beginning November 1, 1997, and provides for rent at the weighted average rate of $13.47 per square foot per year, which the Company believes is a fair market rate, and under which Mr. Torrance pays a monthly service and maintenance fee of $1,375. In addition, PhotoDisc, Inc. has made certain improvements to the Marshall Building in the amount of approximately $360,000 for which it is being reimbursed by a reduction in monthly lease payments ratably over the term of the lease. Interest on the outstanding amount of unreimbursed improvements is charged at a rate of 5.77% per annum.

     On June 1, 1999, PhotoDisc, Inc. entered into a sublease agreement with Soma Corporation (now known as CVS Washington, Inc.) to sublease 34,108 square feet of the Marshall Building commencing on October 1, 1999, and an additional 3,281 square feet on June 1, 2000. The term of the sublease ends on February 27, 2003. The base rent for the sublease from October 1, 2000 through September 30, 2001 is $47,515 ($15.25 per square foot). From October 1, 2001 through September 30, 2002, the base rent increases to $49,073 ($15.75 per square foot). Rent received from CVS Washington, Inc. was $536,187 in 2000 and PhotoDisc, Inc. paid an aggregate amount of $501,277, to Mr. Torrance for lease payments in 2000.

                      BOARD COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION FOR 2000

     The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

     Compensation Committee Governance. The Compensation Committee of Getty Images was composed in 2000 of Messrs. Bailey, Garb and Sporborg. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern senior executive compensation and administering the Company's equity-based employee compensation benefit plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Chairman and reviews the compensation levels for all executive officers.

     Compensation Policies. The primary objectives of the Company's executive compensation policies and programs are (i) to attract and retain key executives,
(ii) to reward performance by the executives that benefits the Stockholders of Getty Images and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonuses, and stock option grants. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance and on individual performance. Stock option grants are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. The compensation paid to Mr. Klein as Chief Executive Officer and to Mr. Getty as Executive Chairman were determined using the same criteria described above for executive officers generally. Additional information on each of these compensation elements follows.

     - Salaries. Base salaries for the executive officers are based on performance of the individual, increases in responsibility and salaries for similar positions.

     - Executive Bonus Plan. Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including individual performance, corporate and segment revenue and profit goals, performance and compensation levels of comparable companies.

     - Option Grants. Stock options are an integral part of an executive officer's compensation and are utilized by the Company to provide an incentive to the executive officer, and to align the interests of the executive officer with those of the Stockholders by providing the executive officer with a financial interest in the Company. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted.

     All options granted by Getty Images following the consummation of the merger of the businesses of Getty Communications plc and PhotoDisc, Inc. (the "Transactions"), have been granted under, and governed by, the Getty Images, Inc. 1998 Stock Incentive Plan ("the Stock Incentive Plan"), which was adopted by the Company in connection with the Transactions. Options granted by the Compensation Committee under the Stock Incentive Plan have been made at fair market value (based on the average of the high and low prices of the Company's Common Stock on the date of grant), vest over a period of four years, 25% on the first anniversary of the grant date and monthly on a pro rata basis thereafter, and expire after ten years from the date of grant (with the exception of certain options granted to executive officers upon the consummation of the Transactions that became fully exercisable upon the first anniversary of the date of grant and a grant made to Mr. Evans-Lombe in April 2000, which had a two-year vesting schedule).

     Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's CEO and the four other most highly compensated executive officers, as reported in its proxy statement, unless that compensation is considered performance-based. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved these compensation arrangements. The Compensation Committee will monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. The Compensation Committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor we consider in determining appropriate levels or types of compensation.

     The Board of Directors accepted the Compensation Committee's recommendations regarding Executive Compensation in 2000.

                                          COMPENSATION COMMITTEE,

                                          Andrew S. Garb (Chairman)
                                          Christopher H. Sporborg
                                          James N. Bailey

                         REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. On June 13, 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with the management of the Company. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000.

                                          AUDIT COMMITTEE,

                                          Christopher H. Sporborg (Chairman)
                                          James N. Bailey
                                          Andrew S. Garb

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has selected PricewaterhouseCoopers, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers has audited our financial statements since 1995. Representatives of PricewaterhouseCoopers are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers for fiscal year 2000 are as follows:

(1)  AUDIT FEES (for audit of our annual financial statements for fiscal year 2000 and reviews of our quarterly financial
     statements).................................................    $  995,000
(2)  FINANCIAL INFORMATION AND SYSTEMS DESIGN AND IMPLEMENTATION
     FEES........................................................             0
(3)  ALL OTHER FEES (for all other services).....................    $1,411,000

     The Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it is compatible with maintaining the independence of PricewaterhouseCoopers.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder returns on the Common Stock, the Nasdaq Stock Market Index of U.S. Companies (the "Nasdaq Market Index") and the S&P Photography/ Imaging Index (the "S&P Image Index"). The graph assumes that $100 was invested on July 2, 1996 (the date of Getty Communications plc's initial public offering) in Getty Images (using Getty Communications plc's initial offering price of $10.00 per share) and that no dividends were paid or reinvested, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]


                                   7/2/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
              Getty Images, Inc.     100       150        149        172        489        320
              NASDAQ Market
                Index                100       108        132        186        327        206
              S&P Group Index        100       102        102        133         80         35

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are also required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of copies of such reports received by the Company, or on written representations from certain Reporting Persons that no other reports were required for such persons, the Company believes that during fiscal year 2000, all Section 16(a) filing requirements were satisfied on a timely basis, with the following exceptions:
(a) Jonathan Klein filed a Form 5 in February 2001 to report sales of the Company's Common Stock in June, August and September 2000 that should have been reported on a Form 4 in July, September and October 2000, respectively; (b) Sally von Bargen filed a Form 5 in February 2001 to report the sale of the Company's Common Stock in June 2000 that should have been reported on a Form 4 filed in July 2000; (c) John Hallberg filed a Form 5 in February 2001 to report the sale of the Company's Common Stock in August 2000 that should have been reported on a Form 4 in September 2000; (d) Mark Torrance filed a Form 5 in February 2001 to report sales of the Company's Common Stock in June, July, August and November 2000 that should have been reported on a Form 4 in July, August, September and December 2000; respectively (e) Brock Bohonos filed a Form 5 in Febru-ary 2001 to report sales of the Company's Common Stock in February and August 2000 that should have been reported on a Form 4 in March and September 2000; (f) Stephen Powell filed a Form 5 in February 2001 to report sales of the Company's Common Stock in March, May and December 2000 that should have been reported on a Form 4 in April and June, 2000, and January 2001, respectively; (g) John Gonzalez filed a Form 5 in February 2001 to report sales of the Company's Common Stock in August and November 2000 that should have been reported on a Form 4 in September and December 2000; (h) Christopher Roling filed a Form 5 in February 2001 to report sales of the Company's Common Stock in July 2000 that should have been reported on a Form 4 in August 2000; and (i) Suzanne Page filed a Form 5 in February 2001 to report sales of the Company's Common Stock in August 2000 that should have been reported on a Form 4 in September 2000.

                           PROPOSALS OF STOCKHOLDERS

     Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Company's proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at the Company's 2002 Annual Meeting must give notice of the proposal to the Secretary of the Company no later than December 7, 2001 to be considered for inclusion in the Company's proxy materials relating to the 2002 Annual Meeting. Receipt by the Company of any such proposals from a qualified shareholder in a timely manner will not guarantee its inclusion in the Company's proxy materials or its presentation at the 2002 Annual Meeting because the proposals must meet the other requirements of the rules of the Commission.

     Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for our 2002 Annual Meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than December 7, 2001, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2000, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                               GETTY IMAGES, INC.
                         701 N. 34TH STREET, SUITE 400
                           SEATTLE, WASHINGTON 98103

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

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               GETTY IMAGES, INC.

I. PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of Getty Images, Inc. (the "Corporation"), and the quality and integrity of the financial reports of the Corporation. The Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

     - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

     The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board. The Board shall elect the members of the Committee at the annual meeting of the Board or until their successors shall be duly elected and qualified. In accordance with NASD Rules, each member of the Committee must be an independent director,* and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices,* and at least one member of the Committee shall have accounting or related financial management expertise.* Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     Unless a Chairperson of the Committee is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

---------------

  * See NASD Rules, as amended from time to time, for specific requirements.
                                       A-1
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IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  Documents/Reports Review

      1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

      2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended from time to time ("SAS No. 61").

      3. Review with management and the independent accountants the 10-Q prior to its filing, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

      4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee and the Board have the authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement. The independent accountants are ultimately accountable to the Committee and the entire Board for such accountants' audit of the financial statements of the Corporation. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

      5. Oversee independence of the accountants by:

         - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

         - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

         - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

      6. Based on the review and discussions referred to in section IV.2 and IV.5, the Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  Financial Reporting Process

      7. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

      8. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices proposed by management. Discuss with the independent accountants any significant changes in auditing standards or their audit scope. Consider and approve, if appropriate, any significant changes to the auditing practices of the internal auditing department.

                                       A-2
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      9. Establish regular systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

     10. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  Legal Compliance/General

     11. Review with the Corporation's General Counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     12. Report through its Chairperson to the Board following meetings of the Committee.

     13. Maintain minutes or other records of meetings and activities of the Committee.

V. CHARTER AMENDMENTS

     The Board shall have the authority to amend this Charter from time to time by a resolution approved by a majority of the Board members.

                                       A-3
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                               GETTY IMAGES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2001

     The undersigned stockholder of Getty Images, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc., located at 701 North 34th Street, Suite 400, Seattle, WA 98103, on May 8, 2001 at 2:30 p.m., and hereby appoints Elizabeth J. Huebner and Jeffrey L. Beyle, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Getty Images, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any postponements or adjournments thereof).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

                                                GETTY IMAGES, INC.
                                                P.O. BOX 11053
                                                NEW YORK, N.Y. 10203-0053

                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                 - BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE


                             DETACH PROXY CARD HERE

 1. To elect two (2) Class I directors for    FOR all nominees [ ]    WITHHOLD AUTHORITY to vote       [ ]    *EXCEPTIONS   [ ]
    three-year terms.                         listed below            for all nominees listed below

NOMINEES: James N. Bailey and Andrew S. Garb
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions
             ------------------------------------------------------------------
2. To ratify the appointment of PricewaterhouseCoopers as indepen-dent auditors of the Company for the 2001 fiscal year.

   FOR  [ ]           AGAINST   [ ]            ABSTAIN   [ ]

                                             Change of Address and  [ ]
                                             or Comments Mark Here


                                             This proxy card should be signed by
                                             the stockholder(s) exactly as his
                                             or her name(s) appear(s) hereon,
                                             dated and returned promptly in the
                                             enclosed envelope. Persons signing
                                             in a fiduciary capacity should so
                                             indicate. If shares are held by
                                             joint tenants or as community
                                             property, both persons should sign.

                                             Dated:                       , 2001
                                                   ----------------------

                                             -----------------------------------
                                                       Signature

                                             -----------------------------------
                                                       Signature


                                             Votes must be indicated
                                             (x) in Black or Blue ink.       [x]

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.